UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2011
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM 87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment and Restatement of EMCORE Corporation 2010 Equity Incentive Plan

At the 2011 Annual Meeting of Shareholders of EMCORE Corporation (the “Company”) on June 14, 2011 (the “Annual Meeting”), the shareholders of the Company approved the amendment and restatement of the EMCORE Corporation 2010 Equity Incentive Plan (the “Amended Plan”). The Board of Directors of the Company previously adopted the Amended Plan on March 2, 2011, subject to shareholder approval. The primary purpose of the Amended Plan is to: (i) increase by 3,000,000 the number of shares of common stock available for grant under the Amended Plan from 4,000,000 to 7,000,000 shares of common stock, (ii) permit the granting of performance stock units or performance units, which may qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (iii) permit the granting of stock appreciation rights, restricted stock units, unrestricted share awards, stock purchase rights, and deferred stock units, (iv) permit the granting of restricted stock and restricted stock units with a vesting period of less than three years for an aggregate number of shares of common stock not to exceed 350,000, (v) provide the Compensation Committee the ability to adjust or eliminate change in control provisions for future awards, and (vi) make certain other administrative changes. A description of the Amended Plan is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on May 5, 2011 (the “Proxy”). The description of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, filed as Exhibit 10.1 hereto.

Amendment to EMCORE Corporation 2000 Employee Stock Purchase Plan

At the Annual Meeting, the shareholders of the Company approved an amendment to the EMCORE Corporation 2000 Employee Stock Purchase Plan (the “ESPP”) to increase the total number of shares of Common Stock on which options may be granted under the ESPP by 2,500,000, to 7,000,000. The Board of Directors of the Company previously adopted an amendment to the ESPP on March 2, 2011, subject to shareholder approval. A description of the ESPP is set forth in the Proxy, and is qualified in its entirety by reference to the full text of the ESPP, filed as Exhibit 10.2 hereto.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)	On June 14, 2011, Company held its Annual Meeting in Pasadena, California.

(b)           Below are the voting results for the matters submitted to the Company’s shareholders for a vote at the Annual Meeting:

(1)           The election of the following three director nominees to the Company’s Board of Directors, each to serve a three-year term expiring in 2014. All nominees were elected as directors with the following vote:

Nominee	Votes For	Withheld	Broker Non-Votes
Thomas J. Russell, Ph.D.	25,270,737	2,630,575	41,579,245
Reuben F. Richards, Jr.	25,080,248	2,821,064	41,579,245
Robert L. Bogomolny	23,979,153	3,922,159	41,579,245

(2)           A proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011. This proposal was approved with 68,182,526 votes in favor, 827,000 votes against and 471,031 abstentions.

(3)           A proposal to authorize a possible reverse split of the Company’s common stock in the range from 2:1 to 10:1, in the discretion of the Company’s Board of Directors. This proposal was approved with 52,715,679 votes in favor, 16,504,400 votes against and 260,478 abstentions.

(4)           A proposal to approve certain amendments to the Amended Plan, including increasing the number of shares of common stock reserved for issuance by 3,000,000 shares. This proposal was approved with 23,168,238 votes in favor, 4,522,595 votes against, 210,479 abstentions and 41,579,245 broker non-votes.

(5)           A proposal to approve increasing the number of shares of common stock reserved for issuance under the ESPP by 2,500,000 shares. This proposal was approved with 23,088,997 votes in favor, 4,585,655 votes against, 226,660 abstentions and 41,579,245 broker non-votes.

(6)           A proposal to provide an advisory vote on executive compensation of the Company’s Named Executive Officers. This proposal was approved with 23,384,810 votes in favor, 1,949,278 votes against, 2,567,224 abstentions and 41,579,245 broker non-votes.

(7)           A proposal to provide a shareholders’ recommendation, in an advisory vote, on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers. The option to hold advisory votes on the compensation of the Company’s Named Executive Officers on an annual basis is considered the shareholders’ recommendation, based upon the following vote: 23,192,181 votes in favor of 1 year, 789,693 votes in favor of 2 years, 3,383,327 votes in favor of 3 years, 536,111 abstentions and 41,579,245 broker non-votes.

(d)           Based upon the recommendation of the Board of Directors and the voting results set forth in item (b)(7) above, the Board of Directors has determined that future advisory votes on executive compensation will be submitted to shareholders every year until the next required vote on the frequency of shareholder votes on the compensation of executives.

9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description

10.1	2010 Equity Incentive Plan.

10.2	2000 Employee Stock Purchase Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

Dated: June 15, 2011	By:	/s/ Hong Q. Hou

	Name:	Hong Q. Hou
	Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

10.1	2010 Equity Incentive Plan.

10.2	2000 Employee Stock Purchase Plan.